SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Pre-Effective Amendment Number 1 to the Registration Statement to be signed on its behalf by the undersigned, in the County of Baltimore, State of Maryland, on July 28, 1999.
HealthandBeautyDirect.com, Inc.

By:  Brian M. Fraidin,
Chief Executive Officer & Director


In accordance with the requirements of the Securities Act of 1933, this Pre-Effective Amendment Number 1 to the Registration Statement was signed by the following persons in the capacities and on the dates stated.

Signature         Title                                Date

Brian M. Fraidin  Chairman of the Board of Directors   July 28, 1999


Brian M. Fraidin  Principal Executive Officer          July 28, 1999
                  and Director

Brian M. Fraidin  Principal Financial Officer          July 28, 1999

Vipul Munjal      Principal Accounting Officer         July 28, 1999

Steven Zwagil     Director                             July 28, 1999

Linda Seidel      Director                             July 28, 1999

Each person whose signature appears below appoints Brian M. Fraidin his or her attorney-in-fact, with full power of substitution and resubstitution, to sign any and all amendments, including post-effective amendments, to this Pre-Effective Amendment Number 1 to the Registration Statement on Form SB-2 of HealthandBeautyDirect.com, Inc., and to file them, with all their exhibits and other related documents, with the Securities and Exchange Commission, ratifying and confirming all that their attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue of this appointment.

David Dougherty   Director                            July 28, 1999


Todd Foreman      Director                            July 28, 1999

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